EXHIBIT 23.2

                           [LETTERHEAD]
                        [Kabani & Company]


             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
DataLogic International, Inc.



We consent to the incorporation by reference in the Registration Statement (Form S-8), of our report dated September 24, 2001 with respect to the consolidated financial statements of DataLogic International, Inc., included in its Annual Report (Form 10-KSB) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


/s/ Kabani & Company, Inc.

Fountain Valley, CA 92708
February 27, 2002